EXHIBIT 23.2
DEGOLYER AND MACNAUGHTON
500 I SPRING ALLEY ROAD SUITE 800 EAST
DALLAS, TEXAS 75244

September 12, 2014

Evolution Petroleum Corporation 2500 CityWest Blvd.
Suite 1300
Houston, Texas 77042 Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our letter report dated August 13, 2014, and to the inclusion of information taken from our "Appraisal Report as of June 30, 2014 on Certain Properties owned by Evolution Petroleum Corporation" in the sections Business Strategy-Delhi Field C02 EOR (Enhanced Oil Recovery) Project, Estimated Oil and Natural Gas Reserves and Estimated Future Net Revenues, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2014. We further consent to the incorporation by reference of information in the Form 10-K in the Evolution Petroleum Corporation Registration Statement No. 333-140182 on Form S-8, Registration Statement No. 333-183746 on Form S-8, Registration Statement No. 333-188705 on Form S-3, and Registration Statement No. 333-193899 on Form S-3.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716